UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

Smart Online, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 320 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-765-5000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders ("Annual Meeting") for Smart Online, Inc. (the "Company") was held on June 15, 2011.  There were two proposals voted on, including an election of directors and the ratification of Cherry, Bekaert & Holland, L.L.P.  as independent auditors for the fiscal year ended December 31, 2011. The proposals are described in detail in the Company's definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on May 2, 2011.

At the Annual Meeting, the following individuals were elected by the votes indicated as directors of the Company until the next annual meeting of stockholders:

Proposal 1:

Nominees	Shares For	Shares Withheld	Broker Non-Votes

Dror Zoreff	14,833,040	1,200	666,290
Shlomo Elia	14,834,040	200	666,290
Amir Elbaz	14,832,236	2,004	666,290

At the Annual Meeting, stockholders also ratified the appointment Cherry, Bekaert & Holland, L.L.P.  as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011. Voting results on this matter were as follows:

Proposal 2: Ratification of Auditors

Shares For:	15,498,542
Shares Against:	200
Shares Abstained:	1,788

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.
June 17, 2011
By: /s/Dror Zoreff
Name: Dror Zoreff
Title: Interim President and Chief Executive Officer